Exhibit (h)(4)

THOMAS WHITE INTERNATIONAL, LTD.

Thomas White Funds Family
One Financial Place
440 South LaSalle Street
Suite 3900
Chicago, Illinois 60605
Tel: (312) 663-8300
Tel: (800) 811-0535

February 26, 2010

Lord Asset Management Trust

440 South LaSalle Street

Suite 3900

Chicago, IL 60605

Re:      Thomas White International Fund

Dear Sirs and Madam:

This will confirm the expense limitation agreement between Lord Asset Management Trust (the “Trust”) and Thomas White International, Ltd. (“TWI”) with respect to the Thomas White International Fund (the “Fund”), a series of the Trust.

1.        Expense Limitation. If in any fiscal year the Fund’s operating expenses exceed 0.50% of the Fund’s average daily net assets, the investment advisory fee payable to TWI under the Investment Advisory Agreement dated the date hereof between TWI and the Trust on behalf of the Fund shall be reduced by the amount of such excess. For purposes of this agreement, the Fund’s “operating expenses” shall include, without limitation, any fees or expenses incurred during the course of the ordinary operations of the Trust, with respect to the Fund (other than the investment advisory agreement), but shall exclude interest, taxes, brokerage commissions, litigation, indemnification or any extraordinary expenses (as determined under generally accepted accounting principles) not incurred in the ordinary course of the Fund’s business. Any reduction in the investment advisory fee shall be made monthly by annualizing the Fund’s operating expenses for each month as of the last day of such month. An adjustment shall be made at or before the last day of the fiscal year if the Fund’s operating expenses for such fiscal year do not exceed 0.50%.

2.        Term and Termination. This agreement shall become effective on the date above written and shall have an initial term of one year. Thereafter, this agreement shall automatically renew for one-year terms unless TWI provides written notice to the Trust at the above address of the termination of this agreement, which notice shall be received by the Trust at least 30 days prior to the end of the then-current term. In addition, this agreement will terminate automatically in the event of the termination of the Investment Advisory Agreement between TWI and the Trust on behalf of the Fund.

3.        Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, the Investment Advisers Act of 1940, or rules, orders or interpretations of the Securities and Exchange Commission or its staff thereunder.

4.        Severability. If any one or more of the provisions of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

5.        Limitation of Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust relating to the Fund. This agreement has been signed and delivered by an officer of the Trust, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any Trustee or officer individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust relating to the Fund, as provided in the Trust’s Trust Instrument dated February 9, 1994, as amended from time to time.

If the foregoing is in accordance with your understanding of the agreement between us, please indicate your approval by signing and returning a copy of this letter to TWI at the address above.

Very truly yours,

THOMAS WHITE INTERNATIONAL, LTD.

By:
Thomas S. White, Jr.
President

Agreed to:

LORD ASSET MANAGEMENT TRUST

By:
Douglas M. Jackman
Vice President and Secretary

THOMAS WHITE INTERNATIONAL, LTD.

Thomas White Funds Family
One Financial Place
440 South LaSalle Street
Suite 3900
Chicago, Illinois 60605
Tel: (312) 663-8300
Tel: (800) 811-0535

February 26, 2010

Lord Asset Management Trust

440 South LaSalle Street

Suite 3900

Chicago, IL 60605

Re:      Thomas White American Opportunities Fund

Dear Sirs and Madam:

This will confirm the expense limitation agreement between Lord Asset Management Trust (the “Trust”) and Thomas White International, Ltd. (“TWI”) with respect to the Thomas White American Opportunities Fund (the “Fund”), a series of the Trust.

1.        Expense Limitation. If in any fiscal year the Fund’s operating expenses exceed 0.35% of the Fund’s average daily net assets, the investment advisory fee payable to TWI under the Investment Advisory Agreement dated the date hereof between TWI and the Trust on behalf of the Fund shall be reduced by the amount of such excess. For purposes of this agreement, the Fund’s “operating expenses” shall include, without limitation, any fees or expenses incurred during the course of the ordinary operations of the Trust, with respect to the Fund (other than the investment advisory agreement), but shall exclude interest, taxes, brokerage commissions, litigation, indemnification or any extraordinary expenses (as determined under generally accepted accounting principles) not incurred in the ordinary course of the Fund’s business. Any reduction in the investment advisory fee shall be made monthly by annualizing the Fund’s operating expenses for each month as of the last day of such month. An adjustment shall be made at or before the last day of the fiscal year if the Fund’s operating expenses for such fiscal year do not exceed 0.35%.

2.        Term and Termination. This agreement shall become effective on the date above written and shall have an initial term of one year. Thereafter, this agreement shall automatically renew for one-year terms unless TWI provides written notice to the Trust at the above address of the termination of this agreement, which notice shall be received by the Trust at least 30 days prior to the end of the then-current term. In addition, this agreement will terminate automatically in the event of the termination of the Investment Advisory Agreement between TWI and the Trust on behalf of the Fund.

3.        Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, the Investment Advisers Act of 1940, or rules, orders or interpretations of the Securities and Exchange Commission or its staff thereunder.

4.        Severability. If any one or more of the provisions of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

5.        Limitation of Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust relating to the Fund. This agreement has been signed and delivered by an officer of the Trust, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any Trustee or officer individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust relating to the Fund, as provided in the Trust’s Trust Instrument dated February 9, 1994, as amended from time to time.

If the foregoing is in accordance with your understanding of the agreement between us, please indicate your approval by signing and returning a copy of this letter to TWI at the address above.

Very truly yours,

THOMAS WHITE INTERNATIONAL, LTD.

By:
Thomas S. White, Jr.
President

Agreed to:

LORD ASSET MANAGEMENT TRUST

By:
Douglas M. Jackman
Vice President and Secretary